Exhibit 99.1

Mativ Announces Second Quarter 2023 Results

ALPHARETTA, GA, August 9, 2023 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended June 30, 2023. On July 6, 2022, Schweitzer-Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the merger"). Financial results for periods prior to the merger reflect only the legacy SWM results.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Comparable" or "organic" – non-GAAP measures used to compare current period Mativ results with the combined reported results for legacy Neenah and SWM operations, adjusted for certain reclassifications and other reporting conformations in the periods prior to the close of the merger. December 22, 2022 8-K includes reconciliations of periods prior to the merger.

Mativ Second Quarter 2023 Highlights

•Sales increased 56.7% to $668.3 million, reflecting the benefit of the merger; 8% organic sales decline with negative volume/mix offsetting price increases
•GAAP loss was $4.5 million, GAAP EPS was $(0.08), which all included merger integration and purchase accounting expenses
•Adjusted income was $27.7 million, Adjusted EPS was $0.51, and Adjusted EBITDA was $87.4 million (see non-GAAP reconciliations); comparable Adjusted EBITDA was down 10% versus a very strong 2Q:22, and increased 33% sequentially from 1Q:23
•Substantially higher sequential margins driven by significantly improved operations versus 1Q:23
•Comparable Adjusted EBITDA margin was flat versus prior year; strong pricing, moderating input costs and expense reductions were offset by lower volumes from customer de-stocking and demand softness
•On August 1, Company announced the proposed sale of Engineered Papers and capital allocation changes
◦Proposed sale price of $620 million, or approximately 6.5x EP's trailing twelve-month Adjusted EBITDA; expected to close in 4Q:23, subject to customary closing conditions and regulatory approvals
◦Approximately $575 million of expected net proceeds to be used to reduce net debt by 35%
◦Rebalanced capital allocation strategy: re-sized dividend, new $30 million share repurchase program

Management Commentary

Chief Executive Officer Julie Schertell commented "We were pleased to report that second quarter results reflect strong sequential EBITDA growth, driven by improved manufacturing execution, incremental cost reductions, synergy realization, and continued positive price/cost performance. While volumes remained challenged due to heightened de-stocking across much of our customer base and continued macro uncertainty, we remain focused on those areas within our control to deliver improved profitability. We have reduced capacity and operating costs and remained disciplined in our pricing, and expect to deliver solid margin expansion when demand returns to more robust levels."

"We also announced a transformational strategic transaction earlier this month with the proposed divestiture of our Engineered Papers business. The merger of SWM and Neenah provided the benefits of increased scale and unlocked the opportunity to focus our portfolio on those categories with the greatest growth and margin opportunities. We firmly believe this is the right move for Mativ to accelerate our growth strategy, with increased focus on product areas and end-markets with the greatest potential. We are pleased with the valuation and sale price of the proposed transaction and will use the cash proceeds to pay down 35% of our net debt. In concert with this transaction announcement, we also shifted our capital allocation approach to provide greater flexibility to support continued debt reduction, long-term growth investments, and a newly approved $30 million stock buyback plan. We look forward to closing the proposed transaction later this year and supporting a smooth transition for our employees and customers to the new owners."

Ms. Schertell concluded, "It has been just over a year since we completed the merger to become Mativ, and we are encouraged by what we have achieved in the face of a challenging backdrop. A key focus has been synergy delivery, and we are pleased to share that we have executed over half of our $65 million plan in our first year as a combined company, consistent with the expectations we announced at the time of the merger. These actions position us well to deliver accelerated longer-term growth and margin expansion as demand normalizes. Beyond synergies, we have integrated and aligned our global organization on our strategy with clearly communicated priorities to amplify our growth, focus our efforts, and drive value creation for our stakeholders."

Mativ Second Quarter 2023 Financial Results

Note: The Reported Results below reflect consolidated Mativ results in the current period, whereas the prior year period reflects only legacy SWM results. The Comparable Results reflect the inclusion of the legacy Neenah operations in the prior year period. See the supplemental tables titled Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability for additional financial information regarding the combined company’s legacy financial information.

Advanced Technical Materials (ATM) as Reported	Three Months Ended June 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$419.8	$288.1	$131.7
GAAP Operating Profit & Margin %	$35.1	$29.4	$5.7	8.4%	10.2%
Adjusted EBITDA & Margin %	$63.1	$49.2	$13.9	15.0%	17.1%

ATM Comparable Results
Net Sales	$419.8	$469.4	$(49.6)
GAAP Operating Profit & Margin %	$35.1	$48.2	$(13.1)	8.4%	10.3%
Adjusted EBITDA & Margin %	$63.1	$76.7	$(13.6)	15.0%	16.3%

Advanced Technical Materials (ATM) segment sales were $419.8 million, up 45.7%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Constant currency organic sales were down 9% versus a very strong 2Q:22. Release liners was the top performing category with mid-single digit growth. Industrial was down nearly 20% due primarily to customer de-stocking, and filtration and protective solutions were also lower versus prior year due to softer demand. For the segment, price increases of 5% partially offset lower volume/mix of 14%, which was driven by customer de-stocking and economic uncertainty.

Comparable Adjusted EBITDA decreased 18%, or $13.6 million, (see non-GAAP reconciliations) compared to a very strong 2Q:22, with margin declining 130 basis points year-over-year to 15.0%. Price increases across the portfolio more than offset higher input costs, but this net benefit was offset by volume contraction.

Adjusted EBITDA increased 7% sequentially with margin expanding 150 basis points versus 1Q:23. Incremental initiatives to reduce expenses and operating costs, including manufacturing labor have been implemented in response to soft demand.

Fiber-Based Solutions (FBS) as Reported	Three Months Ended June 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$248.5	$138.3	$110.2
GAAP Operating Profit & Margin %	$31.9	$22.4	$9.5	12.8%	16.2%
Adjusted EBITDA & Margin %	$45.7	$27.0	$18.7	18.4%	19.5%

FBS Comparable Results
Net Sales	$248.5	$263.8	$(15.3)
GAAP Operating Profit & Margin %	$31.9	$37.3	$(5.4)	12.8%	14.1%
Adjusted EBITDA & Margin %	$45.7	$45.2	$0.5	18.4%	17.1%

Fiber-Based Solutions (FBS) segment sales were $248.5 million, up 79.7%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Constant currency organic sales were down 6%, with price increases of 6% offset by lower volume/mix of 12%. Packaging and specialty papers drove the volume decline due to heightened downstream inventory de-stocking.

Comparable Adjusted EBITDA increased 1%, or $0.5 million (see non-GAAP reconciliations), with margin expansion versus prior year of 130 basis points to 18.4%. Strong pricing across the portfolio and cost improvements offset higher input costs and the impact of lower volumes. The Company has implemented increased cost control measures and manufacturing labor reductions until demand normalizes at higher levels.

On a sequential basis, versus 1Q:23, Adjusted EBITDA increased 61% and margin expanded 680 basis points, reflecting improved operations and efficiency initiatives. 1Q:23 operations were significantly impacted by French labor strikes in the Engineered Papers business; the strikes had no material impact on 2Q:23.

Unallocated as Reported	Three Months Ended June 30,
(in millions; unaudited)	2023	2022	Change	2023	2022
GAAP Operating Expense & % of Sales	$(33.4)	$(24.0)	$(9.4)	(5.0)%	(5.6)%
Adjusted EBITDA & % of Sales	$(21.4)	$(15.2)	$(6.2)	(3.2)%	(3.6)%

Unallocated Comparable Results
GAAP Operating Expense & % of Sales	$(33.4)	$(41.0)	$7.6	(5.0)%	(5.6)%
Adjusted EBITDA & % of Sales	$(21.4)	$(25.0)	$3.6	(3.2)%	(3.4)%

Unallocated expenses reflect the merged Company expenses in 2Q:23, compared to only legacy SWM expenses in the prior year period. On a comparable basis, Adjusted unallocated expenses (EBITDA) decreased $3.6 million, and improved 20 basis points a as percentage of total sales. Cost saving synergies related to the merger were the primary driver of the improvement.

Interest expense was $28.2 million, versus $20.4 million in the prior year period which reflected only the legacy SWM results. The increase was due to the merger and related incremental expense of assuming existing debt on the legacy Neenah balance sheet, as well as higher interest rates on floating rate debt versus the prior year.

Other income (expense), net was $(3.4) million, versus other income in the prior year period of $7.3 million; prior year period income included several asset sales gains.

Tax rate was 330.0% during 2Q:23. The unusually high tax rate was driven by a $6.4 million tax expense related to a valuation allowance that reduced the carrying value of a long-term tax asset, as that asset is not expected to be fully realized in the future. Excluding the impact of that valuation allowance and other non-GAAP adjustments, the Company's tax rate was 19.2%.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from Adjusted Operating Profit, EBITDA, income, and EPS (see non-GAAP reconciliation tables for additional details). The most significant adjustments to second quarter 2023 results were as follows:

•$0.20 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.12 per share of expenses related to the Neenah merger, which included integration and severance expenses
•$0.16 per share of expenses related to discrete tax items, including tax valuation allowances

Cash Flow & Debt

Year-to-date 2023 cash provided by operating activities was $19.5 million, and capital spending and software costs totaled $42.5 million, resulting in negative free cash flow of $23.0 million. Working capital was a $42.4 million use of cash. While 1Q:23 operating cash flow was negative $20.7 million and free cash flow was negative $39.9 million, 2Q:23 operating cash flow and free cash flow were positive $40.2 million and $16.9 million, respectively, due to sequentially higher Adjusted EBITDA and improved working capital. The Company expects positive quarterly cash flow trends to continue throughout the second half of the year.

Total debt was $1,747.6 million as of June 30, 2023 and total cash was $107.6 million resulting in net debt of $1,640.0 million. Pursuant to the terms of the Company's credit agreement, net debt to Adjusted EBITDA was 4.2x as of June 30, 2023. Net leverage is defined in the Company's credit agreement, and includes EBITDA adjustments for certain expected cost synergies. Total liquidity of approximately $442 million consisted of $108 million of cash and $334 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

Dividend & Buyback

The Company announced a quarterly cash dividend of $0.10 per share. The dividend will be payable on September 22, 2023 to stockholders of record as of August 25, 2023. On August 1, 2023, the Company announced capital allocation changes, including plans to modify the dividend (previously $0.40 per share per quarter). These changes reflect the Company's evolving portfolio with the proposed divestiture of Engineered Papers, and a more balanced and flexible capital allocation strategy.

On August 1, 2023, the Company also authorized a $30 million share repurchase program. The Company intends to repurchase shares opportunistically.

Conference Call

Mativ will hold a conference call to review second quarter 2023 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, August 10, 2023. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The Company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The Company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, any lingering impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ, including the proposed sale of the Company's Engineered Papers business;
•Adverse changes in the filtration, release liners, protective solutions, industrials and healthcare sectors impacting key ATM segment customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs in our ATM or FBS operating segments;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Business disruptions from the merger that will harm the Company’s business, including current plans and operations;
•The possibility that Mativ may be unable to successfully integrate Neenah’s operations with those of Mativ and achieve expected synergies and operating efficiencies within the expected time-frames or at all;
•Potential adverse reactions or changes to business relationships resulting from the Neenah merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients;
•Our ability to attract and retain key personnel, including as a result of the merger, labor shortages, labor strikes, stoppages or other disruptions;
•The substantial indebtedness Mativ has incurred and assumed in connection with the Neenah merger and the need to generate sufficient cash flows to service and repay such debt;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates;
•The phasing out of USD LIBOR rates after 2023 and the replacement with SOFR;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ, including the dilution caused by Mativ's issuance of additional shares of its common stock in connection with the Neenah Merger;
•Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•The continued evolution of COVID-19, or new public health crises that may arise in the future, could have adverse and disparate impacts on the Company, our employees and customers;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, particularly our sales of combustible products business within the tobacco industry which represents approximately 18% of the Company’s net sales for the six months ended June 30, 2023, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Combined Legacy Financial Information

Due to the significance of the merger and the resulting change in our reportable segments, Mativ is providing the supplemental combined legacy financial information set forth in the tables below under the captions “Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability” and “Non-GAAP Reconciliation of Organic Net Sales Growth” to enhance its investors’ ability to evaluate and compare the Company's operating performance on a combined basis with Neenah. The purpose of the supplemental legacy combined financial information is to reflect changes to our reportable segments and to present certain non-GAAP financial measures on a combined company basis.

The supplemental combined legacy financial information in the attached schedules is not necessarily indicative of the operating results of the combined companies had the merger been completed at the beginning of or prior to the periods presented or of the operating results of the combined company in the future. The supplemental combined legacy financial information for periods prior to the date of the merger does not reflect cost savings or other synergies anticipated as a result of the merger. The supplemental combined legacy financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

SOURCE: Mativ Holdings, Inc.

CONTACT

Mark Chekanow, CFA
VP, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2023	2022	% Change
Net sales	$668.3	$426.4	56.7%
Cost of products sold	539.8	326.8	65.2
Gross profit	128.5	99.6	29.0

Selling expense	23.6	15.0	57.3
Research and development expense	7.0	5.4	29.6
General expense	63.8	49.0	30.2
Total nonmanufacturing expenses	94.4	69.4	36.0

Restructuring and impairment expense	0.5	2.4	(79.2)
Operating profit	33.6	27.8	20.9
Interest expense	28.2	20.4	38.2
Other income (expense), net	(3.4)	7.3	N.M.
Income (loss) before income taxes and income from equity affiliates	2.0	14.7	(86.4)
Income tax expense	6.6	4.6	43.5
Income from equity affiliates, net of income taxes	0.1	1.7	(94.1)
Net income (loss)	$(4.5)	$11.8	N.M.
Dividends to participating securities	(0.1)	(0.3)	(66.7)%
Net income (loss) attributable to Common Stockholders	$(4.6)	$11.5	N.M.

Net income (loss) per share:
Basic	$(0.08)	$0.36	N.M.
Diluted	$(0.08)	$0.36	N.M.

Weighted average shares outstanding:
Basic	54,656,400	31,260,100
Diluted	54,656,400	31,409,800

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2023	2022	% Change
Net sales	$1,347.3	$833.2	61.7%
Cost of products sold	1,109.8	641.0	73.1
Gross profit	237.5	192.2	23.6

Selling expense	47.5	29.3	62.1
Research and development expense	16.1	10.6	51.9
General expense	129.7	98.3	31.9
Total nonmanufacturing expenses	193.3	138.2	39.9

Restructuring and impairment expense	1.3	15.6	(91.7)
Operating profit	42.9	38.4	11.7
Interest expense	54.7	34.9	56.7
Other income (expense), net	3.6	12.8	(71.9)
Income (loss) before income taxes and income from equity affiliates	(8.2)	16.3	N.M.
Income tax expense	4.2	6.7	(37.3)
Income from equity affiliates, net of income taxes	0.2	3.8	(94.7)
Net income (loss)	(12.2)	13.4	N.M.
Dividends to participating securities	(0.2)	(0.5)	(60.0)%
Net income (loss) attributable to Common Stockholders	$(12.4)	$12.9	N.M.

Net income (loss) per share:
Basic	$(0.23)	$0.41	N.M.
Diluted	$(0.23)	$0.41	N.M.

Weighted average shares outstanding:
Basic	54,570,100	31,209,300
Diluted	54,570,100	31,412,000

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$107.6	$124.4
Accounts receivable, net	277.5	266.8
Inventories, net	521.6	534.9
Income taxes receivable	20.3	19.7
Other current assets	36.2	28.9
Total current assets	963.2	974.7
Property, plant and equipment, net	874.7	874.9
Finance lease right-of-use assets	17.2	17.4
Operating lease right-of-use assets	46.5	35.8
Deferred income tax benefits	34.3	34.4
Investment in equity affiliates	56.1	59.1
Goodwill	874.9	847.2
Intangible assets, net	660.2	710.3
Other assets	121.8	115.4
Total assets	$3,648.9	$3,669.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$34.7	$34.6
Finance lease liabilities	0.9	0.9
Operating lease liabilities	8.6	9.3
Accounts payable	214.4	225.7
Income taxes payable	16.5	11.4
Accrued expenses and other current liabilities	151.1	184.2
Total current liabilities	426.2	466.1
Long-term debt	1,712.9	1,659.3
Finance lease liabilities, noncurrent	17.6	17.6
Operating lease liabilities, noncurrent	38.1	29.7
Long-term income tax payable	8.4	14.6
Pension and other postretirement benefits	79.1	81.6
Deferred income tax liabilities	160.0	172.2
Other liabilities	57.6	48.8
Total liabilities	2,499.9	2,489.9
Stockholders’ equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,840,660 and 54,929,973 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5.5	5.5
Additional paid-in-capital	665.7	658.5
Retained earnings	551.2	610.7
Accumulated other comprehensive loss, net of tax	(73.4)	(95.4)
Total stockholders’ equity	1,149.0	1,179.3
Total liabilities and stockholders’ equity	$3,648.9	$3,669.2

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating
Net income (loss)	$(12.2)	$13.4
Non-cash items included in net income (loss):
Depreciation and amortization	84.8	47.5
Amortization of deferred issuance costs	3.7	3.4
Impairments	—	12.9
Deferred income tax	(9.2)	(5.1)
Pension and other postretirement benefits	(5.5)	(0.4)
Stock-based compensation	6.7	7.0
Income from equity affiliates	(0.2)	(3.8)
Brazil tax assessment and settlements, net	—	(2.2)
Gain on sale of assets	—	(2.9)
Cash dividends received from equity affiliates	—	1.1
Loss (gain) on foreign currency transactions	3.3	(10.7)
Other non-cash items	(7.4)	(2.8)
Cash received from settlement of interest swap agreements	—	23.6
Other operating	(2.1)	—
Net changes in operating working capital	(42.4)	(63.0)
Net cash provided by operations	19.5	18.0

Investing
Capital spending	(42.0)	(17.8)
Capitalized software costs	(0.5)	(1.6)
Cash received from settlement of cross-currency swap contracts	—	35.8
Other investing	3.0	1.6
Net cash provided by (used in) investing	(39.5)	18.0

Financing
Cash dividends paid	(44.3)	(28.1)
Proceeds from long-term debt	115.1	40.0
Payments on long-term debt	(65.3)	(47.6)
Payments for debt issuance costs	—	(12.5)
Payments on financing lease obligations	(0.5)	(0.3)
Purchases of common stock	(2.8)	(3.0)
Other financing	(0.2)	—
Net cash provided by (used in) financing	2.0	(51.5)
Effect of exchange rate changes on cash and cash equivalents	1.2	(2.9)
Decrease in cash and cash equivalents	(16.8)	(18.4)
Cash and cash equivalents at beginning of period	124.4	74.7
Cash and cash equivalents at end of period	$107.6	$56.3

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY
Effective July 6, 2022, in connection with the close of the merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is comprised of the legacy SWM Engineered Papers segment and the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus periods subsequent to the September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results. As a result of the proposed sale of Engineered Papers, in our third quarter 2023 results, we expect EP to be presented as a discontinued operation, its net assets classified as held for sale, and certain prior period amounts retrospectively revised to reflect these changes.

Net Sales
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
ATM	$419.8	$288.1	45.7%	$854.1	$561.0	52.2%
FBS	248.5	138.3	79.7%	493.2	272.2	81.2%
Total Consolidated	$668.3	$426.4	56.7%	$1,347.3	$833.2	61.7%

Operating Profit
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$35.1	$29.4	8.4%	10.2%	$72.7	$39.7	8.5%	7.1%
FBS	31.9	22.4	12.8%	16.2%	38.1	48.1	7.7%	17.7%
Unallocated	(33.4)	(24.0)	(5.0)%	(5.6)%	(67.9)	(49.4)	(5.0)%	(5.9)%
Total Consolidated	$33.6	$27.8	5.0%	6.5%	$42.9	$38.4	3.2%	4.6%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
ATM - Amortization of intangibles and other purchase accounting adjustments	$14.4	$11.1	$21.4	$22.2
ATM - Restructuring, impairment, and other expenses	0.8	1.1	1.5	14.3
FBS - Amortization of intangibles and other purchase accounting adjustments	1.0	—	9.9	—
FBS - Restructuring, impairment, and other expenses	—	(0.9)	0.1	(0.6)
Unallocated - Restructuring, impairment, and other expenses	1.1	—	1.1	—
Unallocated - Acquisition/Merger and integration costs	9.1	6.5	19.5	13.6
Total Consolidated	$26.4	$17.8	$53.5	$49.5

Adjusted Operating Profit
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$50.3	$41.6	12.0%	14.4%	$95.6	$76.2	11.2%	13.6%
FBS	32.9	21.5	13.2%	15.5%	48.1	47.5	9.8%	17.5%
Unallocated	(23.2)	(17.5)	(3.5)%	(4.1)%	(47.3)	(35.8)	(3.5)%	(4.3)%
Total Consolidated	$60.0	$45.6	9.0%	10.7%	$96.4	$87.9	7.2%	10.5%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
ATM - Depreciation and stock-based compensation	$12.8	$7.6	$26.3	$15.4
FBS - Depreciation and stock-based compensation	12.8	5.5	26.0	10.4
Unallocated - Depreciation and stock-based compensation	1.8	2.3	4.4	5.8
Total Consolidated	$27.4	$15.4	$56.7	$31.6

Adjusted EBITDA
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$63.1	$49.2	15.0%	17.1%	$121.9	$91.6	14.3%	16.3%
FBS	45.7	27.0	18.4%	19.5%	74.1	57.9	15.0%	21.3%
Unallocated	(21.4)	(15.2)	(3.2)%	(3.6)%	(42.9)	(30.0)	(3.2)%	(3.6)%
Total Consolidated	$87.4	$61.0	13.1%	14.3%	$153.1	$119.5	11.4%	14.3%

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Three Months Ended June 30,

Mativ Combined 2022 Net Sales	$469.4	$263.8	$733.2
Divestiture/closure adjustments	(7.9)	—	(7.9)
Mativ Combined 2022 Comparable Net Sales	$461.5	$263.8	$725.3

Mativ Combined 2023 Net Sales	$419.8	$248.5	$668.3
Divestiture/closure adjustments	—	—	—
Mativ Combined 2023 Comparable Net Sales	$419.8	$248.5	$668.3
Organic growth	(9.0)%	(5.8)%	(7.9)%

Currency effects on 2023	$1.2	$(0.1)	1.1
Mativ 2023 Comparable Net Sales with Currency Adjustment	$418.6	$248.6	$667.2
Organic constant currency growth	(9.3)%	(5.8)%	(8.0)%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating profit	$33.6	$27.8	$42.9	$38.4
Plus: Restructuring and impairment related expenses	1.9	2.4	2.7	15.9
Plus: Purchase accounting adjustments	15.4	11.1	31.3	22.2
Plus: Acquisition/merger and integration related costs	9.1	6.5	19.5	13.6
Less: Litigation/tax settlement	—	(2.2)	—	(2.2)
Adjusted Operating Profit	$60.0	$45.6	$96.4	$87.9

Income (loss)	$(4.5)	$11.8	$(12.2)	$13.4
Plus: Restructuring and impairment expenses	0.5	$2.4	1.3	15.9
Less: Tax impact of restructuring and impairment expense	(0.1)	$(0.5)	(0.3)	(3.3)
Less: Gain on sale of assets	—	$(2.4)	—	(2.9)
Plus: Tax impact on gain on sale of assets	—	$0.7	—	0.8
Plus: Other restructuring related expenses	0.9	$—	1.4	—
Less: Tax impact of other restructuring related expenses	(0.2)	$—	(0.3)	—
Plus: Purchase accounting adjustments	15.4	$11.1	31.3	22.2
Less: Tax impact of purchase accounting adjustments	(4.1)	$(2.3)	(7.7)	(4.6)
Less: Litigation/tax settlement	6.2	$(2.8)	6.2	(2.8)
Plus: Tax impact of litigation/tax settlement	(1.7)	$1.0	(1.7)	1.0
Plus: Acquisition/merger and integration related costs	9.1	$9.8	19.5	16.9
Less: Tax impact on acquisition/merger and integration related costs	(2.3)	$(2.3)	(4.6)	(3.8)
Plus: Tax legislative changes, net of other discrete items	8.5	$1.2	8.5	3.0
Adjusted Income	$27.7	$27.7	$41.4	$55.8

Earnings (loss) per share - diluted	$(0.08)	$0.36	$(0.23)	$0.41
Plus: Restructuring and impairment related expenses	0.01	0.08	0.02	0.51
Less: Tax impact of restructuring and impairment expense	—	(0.01)	(0.01)	(0.10)
Less: Gain on sale of assets	—	(0.07)	—	(0.09)
Plus: Tax impact on gain on sale of assets	—	0.02	—	0.02
Plus: Other restructuring related expenses	0.02	—	0.03	—
Less: Tax impact of other restructuring related expenses	—	—	(0.01)	—
Plus: Purchase accounting adjustments	0.28	0.36	0.57	0.71
Less: Tax impact of purchase accounting adjustment	(0.08)	(0.08)	(0.14)	(0.15)
Less: Litigation/tax settlement	0.11	(0.09)	0.11	(0.09)
Plus: Tax impact of litigation/tax settlement	(0.03)	0.03	(0.03)	0.03
Plus: Acquisition/merger and integration related costs	0.16	0.29	0.36	0.52
Less: Tax impact on acquisition/merger and integration related costs	(0.04)	(0.07)	(0.08)	(0.12)
Plus: Tax legislative changes, net of other discrete items	0.16	0.04	0.16	0.10
Adjusted Earnings Per Share - Diluted	$0.51	$0.86	$0.75	$1.75

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Income (loss)	$(4.5)	$11.8	$(12.2)	$13.4
Plus: Interest expense	28.2	21.1	54.7	35.6
Plus: Interest income on litigation/tax settlement	—	(0.7)	—	(0.7)
Plus: Provision for income taxes	6.6	4.6	4.2	6.7
Plus: Depreciation & amortization	41.2	23.6	83.2	47.5
Plus: Stock compensation expense	1.6	—	3.4	—
Plus: Inventory step up expense	—	—	1.4	—
Plus: Restructuring and impairment expense	0.5	2.4	1.3	15.9
Plus: Other restructuring related expense	1.4	—	1.4	—
Plus: Acquisition/merger and integration related costs	9.1	6.5	19.5	13.6
Plus: Income from equity affiliates	(0.1)	(1.7)	(0.2)	(3.8)
Plus: Litigation/tax settlement	6.2	(2.2)	6.2	(2.2)
Plus: Other income, net	(2.8)	(7.3)	(9.8)	(12.8)
Adjusted EBITDA (1)	$87.4	$58.1	$153.1	$113.2

Cash provided by (used in) operating activities	$40.2	$13.0	$19.5	$18.0
Less: Capital spending	(22.9)	(9.1)	(42.0)	(17.8)
Less: Capitalized software costs	(0.4)	(0.7)	(0.5)	(1.6)
Free Cash Flow	$16.9	$3.2	$(23.0)	$(1.4)

			June 30, 2023	December 31, 2022
Total Debt			$1,747.6	$1,693.9
Less: Cash			107.6	124.4
Net Debt			$1,640.0	$1,569.5
(1) This reconciliation from Net income to Adjusted EBITDA for the quarter ended and year to date ended June 30, 2022 is consistent with the press release filed on August 9, 2022. For conformed reconciliations for the quarter ended and year to date ended June 30, 2022, refer to the Non-GAAP reconciliations of combined results in the tables below.

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	June 30, 2022					June 30, 2023
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Advanced Technical Materials (ATM) (1)
Net Sales	$198.5	$(17.2)	$181.3	$288.1	$469.4	$419.8
GAAP Operating Profit	16.3	2.5	18.8	29.4	48.2	35.1
Amortization of intangibles and other purchase accounting adjustments	2.1	(0.1)	2.0	11.1	13.1	14.4
Restructuring, impairment, and other expenses	2.1	—	2.1	1.1	3.2	0.8
Acquisition/Merger and integration costs	0.3	—	0.3	—	0.3	—
Adjusted Operating Profit (2)	$20.8	$2.4	$23.2	$41.6	$64.8	$50.3
Adjusted Operating Profit Margin	10.5%	N/A	12.8%	14.4%	13.8%	12.0%
Depreciation and stock-based compensation expense (3)	5.0	(0.7)	4.3	7.6	11.9	12.8
Adjusted EBITDA (4)	$25.8	$1.7	$27.5	$49.2	$76.7	$63.1
Adjusted EBITDA Margin	13.0%	N/A	15.2%	17.1%	16.3%	15.0%

Fiber-Based Solutions (FBS) (1)
Net Sales	$108.3	$17.2	$125.5	$138.3	$263.8	$248.5
GAAP Operating Profit	14.5	0.4	14.9	22.4	37.3	31.9
Amortization of intangibles and other purchase accounting adjustments	0.2	0.1	0.3	—	0.3	1.0
Restructuring, impairment, and other expenses	—	—	—	(0.9)	(0.9)	—
Adjusted Operating Profit (2)	$14.7	$0.5	$15.2	$21.5	$36.7	$32.9
Adjusted Operating Profit Margin	13.6%	N/A	12.1%	15.5%	13.9%	13.2%
Depreciation and stock-based compensation expense (3)	2.3	0.7	3.0	5.5	8.5	12.8
Adjusted EBITDA (4)	$17.0	$1.2	$18.2	$27.0	$45.2	$45.7
Adjusted EBITDA Margin	15.7%	N/A	14.5%	19.5%	17.1%	18.4%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	June 30, 2022					June 30, 2023
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Corporate Unallocated
GAAP Operating Loss	$(13.8)	$(3.2)	$(17.0)	$(24.0)	$(41.0)	$(33.4)
Restructuring, impairment, and other expenses	—	—	—	—	—	1.1
Acquisition/Merger and integration costs	5.4	—	5.4	6.5	11.9	9.1
Adjusted Operating Loss (2)	$(8.4)	$(3.2)	$(11.6)	$(17.5)	$(29.1)	$(23.2)
% of total Net Sales	(2.7)%	N/A	(3.8)%	(4.1)%	(4.0)%	(3.5)%
Depreciation and stock-based compensation expense (3)	1.8	—	1.8	2.3	4.1	1.8
Adjusted EBITDA (4)	$(6.6)	$(3.2)	$(9.8)	$(15.2)	$(25.0)	$(21.4)
% of total Net Sales	(2.2)%	N/A	(3.2)%	(3.6)%	(3.4)%	(3.2)%

Consolidated
Net Sales	$306.8	$—	$306.8	$426.4	$733.2	$668.3
GAAP Operating Profit (1)	17.0	(0.3)	16.7	27.8	44.5	33.6
Amortization of intangibles and other purchase accounting adjustments	2.3	—	2.3	11.1	13.4	15.4
Restructuring, impairment, and other expenses	2.1	—	2.1	0.2	2.3	1.9
Acquisition/Merger and integration costs	5.7	—	5.7	6.5	12.2	9.1
Adjusted Operating Profit (2)	$27.1	$(0.3)	$26.8	$45.6	$72.4	$60.0
Adjusted Operating Profit Margin	8.8%	N/A	8.7%	10.7%	9.9%	9.0%
Depreciation and stock-based compensation expense (3)	9.1	—	9.1	15.4	24.5	27.4
Adjusted EBITDA (4)	$36.2	$(0.3)	$35.9	$61.0	$96.9	$87.4
Adjusted EBITDA Margin	11.8%	N/A	11.7%	14.3%	13.2%	13.1%
The following notes apply to all periods and tables presented herein:
(1) Effective with the merger, certain assets/net sales were reclassified out of ATM and into FBS, and to conform with legacy SWM accounting practices certain of legacy Neenah operating expenses were reclassified out of the ATM and FBS operating segments and moved to Corporate Unallocated. In addition, certain legacy Neenah Corporate Unallocated operating expenses were reclassified out of GAAP Operating Profit and moved to Other income, net to conform with legacy SWM accounting practices.

(2) Effective with the merger, legacy Neenah's definition of Adjusted Operating Profit, a non-GAAP financial measure, was conformed to legacy SWM's Adjusted Operating Profit definition which includes an add-back for amortization of intangible assets and other purchase accounting adjustments.

(3) Depreciation and stock-based compensation excludes stock-based compensation included in acquisition/merger and integration costs.
(4) Effective with the merger, legacy SWM's definition of EBITDA, a non-GAAP financial measure, was conformed to legacy Neenah's EBITDA definition which includes an add-back for stock-based compensation. The revised EBITDA definition is more aligned with the terms of the Company's Credit Agreement.